UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K filed by AXIS Capital Holdings Limited (the “Company”) on December 12, 2011, Mr. Albert Benchimol has been appointed as Chief Executive Officer and President of the Company effective May 3, 2012, the date of the Company’s Annual General Meeting of Shareholders. Mr. Benchimol succeeds John R. Charman who retired as the Company’s Chief Executive Officer and President effective May 3, 2012. Mr. Charman will remain with the Company in the position of Chairman of the Board of Directors. As Chairman, Mr. Charman will succeed Michael A. Butt, who retired as Chairman also effective May 3, 2012. Mr. Butt will continue to serve the Company as a member of the Board of Directors and consultant.

Pursuant to the terms of an employment agreement between Mr. Benchimol and the Company dated May 3, 2012 (the “Agreement”), Mr. Benchimol’s compensation will include: (i) an annual base salary that is initially set at $1,100,000; (ii) a target annual cash bonus of 175% of base salary; (iii) eligibility to receive an annual equity award pursuant to the Company’s 2007 Long-Term Equity Compensation Plan (the “Plan”); (iv) a monthly housing allowance for a residence in Bermuda; (v) participation in the employee benefit plans that the Company customarily makes available to its executive officers; and (vi) up to 30 hours of personal use of the Company aircraft each calendar year. Additionally, Mr. Benchimol was granted an award of 500,000 shares of restricted stock pursuant to the Plan. Under the terms of the applicable Restricted Stock Agreement, 250,000 of the award shares will vest in three equal installments on the first, second and third anniversary of the date of grant and the remaining 250,000 shares will be eligible to vest on the third anniversary of the date of grant, provided that certain company performance conditions are satisfied. The Agreement also includes severance arrangements in the event that Mr. Benchimol’s employment is terminated upon his death or disability, by the Company without cause or by Mr. Benchimol with good reason. The Agreement includes customary restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees. The foregoing description of the Agreement and the Restricted Stock Agreement is a summary only and is qualified in its entirety by reference to the Agreement and the Restricted Stock Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

On May 3, 2012, the Company amended Mr. Charman’s employment agreement to reflect his new position as Chairman of the Board of Directors. No additional changes were made to Mr. Charman’s employment agreement. A copy of Mr. Charman’s amended employment agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On May 3, 2012, the Company entered into a separation agreement with Mr. Butt (the “Separation Agreement”), pursuant to which Mr. Butt will receive in lieu of contractual amounts otherwise payable under his employment agreement with the Company: (i) a cash payment of $3,204,674; (ii) his vested accrued benefits pursuant to the terms of the Company’s pension plans, and (iii) vested and unvested benefits under the deferred compensation plan. Outstanding stock options and unvested restricted stock awards previously granted to Mr. Butt will continue to vest as if no termination of employment or service had occurred. This change in service condition results in an acceleration of the expensing of Mr. Butt’s share-based compensation and the Company expects to record an additional $10 million in share-based compensation costs in the second quarter of 2012. Mr. Butt’s unused 2012 flight benefits for personal use of Company aircraft will continue up and until December 31, 2012. Mr. Butt has executed a general release and waiver as a condition of receiving the benefits provided for in the Separation Agreement. The Separation Agreement requires compliance with general confidentiality, non-competition and non-solicitation provisions and other restrictive covenants. The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Also on May 3, 2012, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Butt, pursuant to which Mr. Butt will perform certain consulting services for the Company between May 4, 2012 and December 31, 2013. Mr. Butt will receive an annual fee of $950,000 for performance of these consulting services for the 2013 fiscal year but he will not receive any fee for his consulting services in 2012. Mr. Butt also will be entitled to personal use of the Company aircraft at his own expense during the consulting term, subject to aircraft availability at the Company’s discretion. The Consulting Agreement requires compliance with general confidentiality, non-competition and non-solicitation provisions and other restrictive covenants. The foregoing description of the Consulting Agreement is a summary only and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Messrs. Charman and Butt and the Company’s subsidiary, AXIS Specialty Limited, previously entered into supplemental executive retirement plans, or “SERPs”, each dated January 1, 2004, as amended and restated in May 2008 and, in the case of Mr. Butt, further amended in September 2008. The SERP with Mr. Charman requires the Company to make annual payments to Mr. Charman beginning in 2009 for a period of 20 years, while the SERP with Mr. Butt provides for annual payments to Mr. Butt for a period of ten years beginning in 2010. On May 3, 2012, the Board approved an arrangement providing for the: (i) termination of the SERPs, and (ii) accelerated payment to Mr. Charman and Mr. Butt of the present value of the benefit amounts owed and payable under the SERPs, measured as of June 30, 2012. The Company expects to enter into amended SERP agreements with Messrs. Charman and Butt to effect the foregoing. A description and copies of the amended SERPs will be provided when available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and among AXIS Capital Holdings Limited, AXIS Specialty U.S. Services, Inc. and Albert Benchimol dated May 3, 2012.

10.2	Restricted Stock Agreement for Albert Benchimol pursuant to the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan.

10.3	Amendment No. 5 to Employment Agreement between John R. Charman and AXIS Specialty Limited dated May 3, 2012.

10.4	Separation Agreement and Release between Michael A. Butt and AXIS Specialty Limited dated May 3, 2012.

10.5	Consulting Agreement between Michael A. Butt and AXIS Specialty Limited dated May 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2012

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Name:	Richard T. Gieryn, Jr.
Title:	Executive Vice President, General Counsel and Secretary